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                                                                    EXHIBIT 23.2



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


La-Man Corporation
Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated August 15, 1997 (except for Note 21 as to which the date is August 20, 1997) relating to the consolidated financial statements of La-Man Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                              /s/ BDO SEIDMAN, LLP

                                              BDO SEIDMAN, LLP

Orlando, Florida
May 14, 1998